UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SOUTHWEST GAS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

DAVID ADAME

NORA MEAD BROWNELL

MARCIE L. EDWARDS

ANDREW W. EVANS

H. RUSSELL FRISBY, JR.

WALTER M. HIGGINS III

RINA JOSHI

HENRY P. LINGINFELTER

JESSE A. LYNN

RUBY SHARMA

ANDREW J. TENO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 21, 2022, Carl C. Icahn issued a letter to the stockholders of Southwest Gas Holdings, Inc., a copy of which is filed herewith as Exhibit 1.

THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. CARL C. ICAHN AND HIS AFFILIATES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. A DEFINITIVE PROXY STATEMENT AND A GOLD PROXY CARD IN CONNECTION WITH THEIR SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY AND, IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. COPIES OF THE DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2022.

Carl C. Icahn Issues Open Letter to

Stockholders of Southwest Gas

Sunny Isles Beach, Florida, April 21, 2022 — Today, Carl C. Icahn released the following open letter to the stockholders of Southwest Gas Holdings, Inc. (NYSE: SWX).

Investor Contacts:

Harkins Kovler, LLC

Peter Harkins / Jordan Kovler

(212) 468-5390 / (212) 468-5384

pharkins@harkinskovler.com / jkovler@harkinskovler.com

CARL C. ICAHN

16690 Collins Avenue, Suite PH-1

Sunny Isles Beach, FL 33160

April 21, 2022

Dear Fellow SWX Stockholders:

In spectacular deus ex machina fashion, SWX’s incumbent directors now claim to have miraculously received a magnificently timed “indication of interest” relating to a sale of the company for “well in excess” of $82.50 per share. We are frankly surprised by the market’s reaction to this barely credible “news” given how little has been promised and the many false and misleading statements that the incumbent board has made in recent months. The reaction is especially surprising given the fact that CEO John Hester has indicated more than once over the last few months that the company was not for sale and the fact that the incumbent directors recently incinerated $400 million of stockholder value in a desperate attempt to entrench themselves and not lose an election ($400 million = the Questar overpayment + the massively discounted share issuance to a handpicked group of friendly purchasers). How recent was this alleged “indication of interest” received? If the “indication of interest” is more than a month old, why and how (without breaching their fiduciary duties) did the incumbent directors place $400 million of stock at $71.50 per share net of fees? How convenient is the timing? To paraphrase the Bard, “Something is rotten in the State of Southwest Gas.”

I have made my fortune and reputation in finding companies with an attractive ratio of risk to reward. Often, these situations include great assets that are plagued by poorly performing CEOs who are overseen by crony directors that fail to hold them accountable. We often play an activist role in getting these CEOs and boards replaced and/or creating change in other ways. When these changes occur, the companies are almost always automatically worth more. In fact, over the past 25 years, we have increased value for all stockholders in the companies with which we have been involved by many hundreds of billions of dollars. While our record shows that we are by no means short-term holders, in most cases, after the value of these positions appreciate and we believe our work is done, we sell and move on to the next situation that screams for change (fortunately for us – but unfortunately for our economy – these situations seem always to be in abundance). This is our modus operandi, and we follow it religiously.

SWX is the quintessential example of the type of company we get involved in. It checks all the boxes: greatly undervalued assets; a poorly performing CEO; and a board that fails to hold him accountable. We work arduously to fix these companies; however, we rarely purchase them or even take control over them. Therefore, SWX’s false statement that we are interested in buying the entire company on the cheap is totally salacious. Based on the current share price (which has increased substantially over the last few months mainly in response to our own initiatives at SWX), our only interest is to replace the incumbent board of directors and thus enhance value for ALL stockholders. We believe in SWX and its potential – but ONLY under a new and competent board of directors such as the one that we have proposed for election at the annual meeting. Our nominees to the SWX board of directors are independent, qualified, experienced and will be fiduciaries to ALL stakeholders. In fact, we believe that the only way to maximize value for stockholders at SWX is to elect the nominees that we have proposed as directors.

If our slate of director nominees is elected, they would also continue pursuing strategic alternatives but – unlike the incumbent SWX directors (who have already committed in writing to share as little information with stockholders as possible) – our slate would do so in an open and transparent process. Our nominees will take all bona fide bidders seriously. We believe that our nominees will unquestionably run a more effective strategic review than the existing team – in part, because they will not be motivated solely by the desire to increase CEO John Hester’s bank account. To be clear, we will not participate (that is, we will not be a bidder) in the purported “strategic review” process run by either the incumbent board or our new and improved board. Our only interest is to replace the incumbent board of directors and thus enhance value for ALL stockholders.

We want to encourage all stockholders – but especially the index funds – to take a hard look at SWX’s history as well as their own governance practices. We believe that SWX is cynically assuming that the index funds will not vote for an entirely new board slate simply because they rarely do. We don’t believe that index funds will be fooled by SWX’s promises or will miss the long history of share price, financial and operational underperformance. SWX’s incumbent directors have employed every entrenchment device at a beleaguered board’s disposal in the past few months, including: massively overpaying for an ill-advised acquisition without a stockholder vote; implementing an egregious poison pill that strips stockholders of liquidity; selling shares at discounted prices to preferred buyers; and displaying a general lack of strategic thinking and a willingness to act only when their own bank accounts are at risk. If there ever was a time to show Corporate America that terrible corporate governance will not be accepted, this is the time and SWX is the company.

We look forward to our continuing discussions with all of SWX’s stockholders. We welcome the public support that we have received from Cohen & Steers and Carronade, as well as the private support we have received from many others, and we encourage all stockholders to share their views.

Sincerely yours,

Carl C. Icahn

Additional Information and Where to Find It;

Participants in the Solicitation and Notice to Investors

THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. CARL C. ICAHN AND HIS AFFILIATES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND MAILED TO THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. A DEFINITIVE PROXY STATEMENT AND A GOLD PROXY CARD IN CONNECTION WITH THEIR SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY, AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.

COPIES OF THE DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2022.

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES. IEP UTILITY HOLDINGS LLC, AN AFFILIATE OF ICAHN ENTERPRISES, FILED A TENDER OFFER STATEMENT AND RELATED EXHIBITS WITH THE SEC ON OCTOBER 27, 2021. SOUTHWEST GAS FILED A SOLICITATION/ RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER WITH THE SEC ON NOVEMBER 9, 2021. STOCKHOLDERS OF SOUTHWEST GAS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY IEP UTLITY HOLDINGS LLC WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF SOUTHWEST GAS FREE OF CHARGE UPON REQUEST TO THE INFORMATION AGENT FOR THE TENDER OFFER. THE INFORMATION AGENT FOR THE TENDER OFFER IS HARKINS KOVLER, LLC, 3 COLUMBUS CIRCLE, 15TH FLOOR, NEW YORK, NY 10019, TOLL-FREE TELEPHONE: +1 (800) 326-5997, EMAIL: SWX@HARKINSKOVLER.COM.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SOUTHWEST GAS SECURITIES AND CERTAIN ACTIONS THAT SOUTHWEST GAS’ BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. SOUTHWEST GAS’ PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING SOUTHWEST GAS WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in Southwest Gas’ public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.